Exhibit 10.41

AMENDMENT NO. 1
TO
EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment No. 1 to the Executive Employment Agreement (the "Agreement") made and entered into as of the 17th day of April 2006, between eMagin Corporation, a Delaware corporation (the "Company"), Susan Jones, an individual residing at 15550 SE 79th Pl, Newcastle, WA 98059 ("Executive").

WITNESSETH:

WHEREAS, on January 24, 2006, the Company and the Executive entered into an Agreement, a copy of which is annexed hereto as Exhibit 1; and

WHEREAS, the parties now desire to amend Paragraphs 3.3 of the Agreement as hereinafter set forth to correct a mistake of the parties;

NOW, THEREFORE, in consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Executive Employment Agreement is hereby amended as follows:

1. (A) Paragraph 3.3 of the Agreement is hereby amended to be and read as follows:

“3.3.  Without Cause.
The Company may terminate the employment of Executive at any time without notice and without cause (as defined in Section 3.2) In such event, Executive shall be entitled to (i) salary until the end of this agreement’s full term or twelve (12) months, whichever is greater, based on Executive’s monthly rate of base salary at the date of such termination, (ii) payment for accrued vacation days, including personal choice holidays and (iii) all bonuses that would otherwise have been accrued during the term of this agreement. The Company shall pay such sum of salary and vacation accrual in one payment within thirty (30) business days following the effective date of termination and shall pay merit or revenue-based bonuses on the dates on which they would have normally occurred throughout the full term of this agreement. The Company shall pay for health benefits equivalent to medical and dental benefits provided during Executive’s full time employment until the end of this agreement’s full term or twenty-four (24) months, whichever is greater. Furthermore, shares of any of the Executive’s stock subject to any lockups will be immediately released from such restrictions and registered by the company within 30 days of termination without cause. Except for health coverage benefits to which Executive may be entitled, Executive will otherwise cease to accrue salary and other benefits upon the date of such final payment, other than the Company’s normal insurance policies for terminated employees. Notwithstanding the foregoing, the Company shall have no obligation to pay Executive any of such salary or such benefits that may accrue after the Company ceases to do business, liquidates substantially all of its assets (except in connection with a sale of substantially all of the assets of the Company as a going concern), or voluntarily or involuntarily becomes the subject of a proceeding under the Bankruptcy Code that is not dismissed within 60 days.”

2. (A) This agreement shall be construed and interpret-ed in accordance with the laws of the State of Delaware without giving effect to the conflict of laws rules thereof or the actual domiciles of the parties.

(B) Except as amended hereby, the terms and provisions of the Agreement shall remain in full force and effect, and the Agreement is in all respects ratified and confirmed. On and after the date of this agreement, each reference in the Agreement to the "Agree-ment", "hereinafter", "herein", "herein-after", "hereunder", "hereof", or words of like import shall mean and be a reference to the Agreement as amended by this agreement.

(C)  This agreement may be executed in one or more counter-parts, each of which shall be deemed an original and all of which taken together shall constitute a single Amendment.
(D) The agreement may be deemed as executed upon receipt of email affirmation, to be followed by execution of physically signed documents within five (5) business days.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first stated above.

“EXECUTIVE”

By /s/ Susan Jones	April 17, 2006
Gary Jones

“COMPANY”

eMagin Corporation
By /s/ Thomas Paulsen Thomas Paulsen	April 17, 2006
Compensation Committee